Exhibit 1.1

Healthcare Trust of America Holdings, LP

(a Delaware limited partnership)

$300,000,000

3.375% Senior Notes due 2021

fully and unconditionally guaranteed by

Healthcare Trust of America, Inc.

UNDERWRITING AGREEMENT

Dated: June 23, 2014

i

EXHIBITS

Exhibit A	–	Underwriters
Exhibit B	–	Form of Pricing Term Sheet
Exhibit C	–	Issuer General Use Free Writing Prospectuses
Exhibit D-1	–	Opinion of O’Melveny & Myers LLP
Exhibit D-2		Tax Opinion of O’Melveny & Myers LLP
Exhibit E	–	Opinion of Venable LLP

ii

Healthcare Trust of America Holdings, LP

(a Delaware limited partnership)

$300,000,000

3.375% Senior Notes due 2021

fully and unconditionally guaranteed by

Healthcare Trust of America, Inc.

UNDERWRITING AGREEMENT

June 23, 2014

Wells Fargo Securities, LLC

J.P. Morgan Securities LLC

Jefferies LLC

As Representatives of the several Underwriters listed on Exhibit A hereto

c/o Wells Fargo Securities, LLC

550 South Tryon Street

Charlotte, North Carolina 28202

Ladies and Gentlemen:

Healthcare Trust of America Holdings, LP, a Delaware limited partnership (the “Operating Partnership”), and Healthcare Trust of America, Inc., a Maryland corporation (the “Company” and, together with the Operating Partnership, the “Transaction Entities”), each confirms its agreement (this “Agreement”) with Wells Fargo Securities, LLC, J.P. Morgan Securities LLC and Jefferies LLC and each of the other underwriters named in Exhibit A hereto (collectively, the “Underwriters”, which term shall also include any underwriter substituted as hereinafter provided in Section 9 hereof), for whom Wells Fargo Securities, LLC, J.P. Morgan Securities LLC and Jefferies LLC are acting as representatives (in such capacity, the “Representatives”) with respect to the issue and sale by the Operating Partnership and the purchase by the Underwriters, acting severally and not jointly, of the respective principal amounts set forth in Exhibit A hereto of $300,000,000 aggregate principal amount of 3.375% Senior Notes due 2021 (the “Securities”). The Securities are to be issued by the Operating Partnership pursuant to an indenture dated on or about June 26, 2014, among the Operating Partnership, U.S. Bank National Association, as trustee (the “Trustee”), and the Company, as guarantor (the “Indenture”). This agreement by and among the Company, the Operating Partnership and the Underwriters shall be referred to as this “Agreement.”

The Transaction Entities understand that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Transaction Entities have prepared and previously delivered to you a preliminary prospectus supplement dated June 23, 2014 relating to the Securities and a related prospectus dated June 12, 2014 (the “Base Prospectus”). Such preliminary prospectus supplement and Base

Prospectus, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, are hereinafter called, collectively, the “Preliminary Prospectus Supplement.” The Transaction Entities have prepared and delivered to each Underwriter, in a form approved by the Representatives and attached as Exhibit B hereto, copies of a pricing term sheet, dated June 23, 2014 (the “Pricing Term Sheet”), describing the terms of the Securities. Promptly after the execution and delivery of this Agreement, the Transaction Entities will prepare and file with the Commission a final prospectus supplement to be dated June 23, 2014 (the “Prospectus Supplement”) and will file the Prospectus Supplement and the Base Prospectus with the Commission, all in accordance with the provisions of Rule 430B and Rule 424(b), and the Company has previously advised you of all information (financial and other) that will be set forth therein. The Prospectus Supplement and the Base Prospectus, in the form first furnished to the Underwriters for use in connection with the offering of the Securities (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, and with respect to any date or time referred to in this Agreement, the most recent prospectus supplement (whether the Preliminary Prospectus Supplement or the Prospectus Supplement, or any amendment to either such document) are herein called, collectively, the “Prospectus.”

The Securities will be fully and unconditionally guaranteed as to the payment of principal and interest by the Company (the “Guarantee”) in accordance with the terms of the Securities and the Indenture.

Securities issued in book entry form will be issued to Cede & Co. as nominee of The Depository Trust Company (“DTC”).

All references in this Agreement to financial statements and schedules and other information which is “disclosed,” “contained,” included,” “set forth” or “stated” (or other references of like import) in the Prospectus shall be deemed to include all such financial statements and schedules and other information that are incorporated by reference in the Prospectus and all references in this Agreement to amendments or supplements to the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which is incorporated by reference in the Prospectus.

SECTION 1. Representations and Warranties of the Transaction Entities. Each of the Transaction Entities, jointly and severally, represents and warrants to, and agrees with, the several Underwriters as of the date hereof, as of the Applicable Time referred to below and as of the Closing Date referred to in Section 2(b) hereof, as follows:

(a) Disclosure Package and Prospectus. The Preliminary Prospectus Supplement, as of the date thereof, did not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of the Applicable Time (as defined below), neither (x) the Prospectus as of the Applicable Time as supplemented by the Pricing Term Sheet, that has been prepared and delivered by the Company and the Operating Partnership to the Underwriters in connection with their solicitation of offers to purchase Securities, all considered together (collectively, the “Disclosure Package”), nor (y) any individual Supplemental Offering Materials (as defined below), when considered together with the Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

“Applicable Time” means 2:29 p.m., (New York City time) on June 23, 2014 or such other time as agreed by the Company, the Operating Partnership and the Representatives.

“Supplemental Offering Materials” means any “written communication” (within the meaning of the Securities Act) prepared by or on behalf of the Company and the Operating Partnership, or used or referred to by the Company or the Operating Partnership, that constitutes an offer to sell or a solicitation of an offer to buy the Securities other than the Offering Memorandum or amendments or supplements thereto (including the Pricing Term Sheet), including, without limitation, any road show relating to the Securities that constitutes such a written communication.

As of its date and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Disclosure Package or the Prospectus made in reliance upon and in conformity with the Underwriter Content (as hereinafter defined).

(b) Compliance with Registration Requirements. (A) At the respective times the Registration Statement or any amendments thereto were filed with the Commission, (B) at the time of the most recent amendment to the Registration Statement for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (C) at any time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption of Rule 163 and (D) at the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405. The Company meets the requirements for use of Form S-3ASR under the Securities Act, and the offering and sale of the Securities as contemplated hereby complies with, the requirements of Rule 415 under the Securities Act. The Registration Statement and any post-effective amendments thereto were filed by the Company with the Commission not earlier than three years prior to the date of this Agreement. The Registration Statement became effective under the Securities Act upon filing with the Commission. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, and the Securities have been and remain eligible for registration by the Company on an automatic shelf registration statement. No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and no notice of objection of the Commission to the use of such Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2)

under the Securities Act has been received by the Company. No order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened or contemplated by the Commission or the securities authority of any jurisdiction. Any request on the part of the Commission for additional information has been complied with.

At the respective times the Registration Statement and any post-effective amendments thereto became effective, (at each deemed effective date with respect to the Underwriters and the Securities pursuant to Rule 430B(f)(2)) and at the Closing Date, the Registration Statement and any amendments and supplements thereto complied, complies and will comply in all material respects with the requirements under the Securities Act, and did not, does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

At the respective times that the Registration Statement or any amendment to any of the foregoing were filed, as of the earliest time after the filing of the Registration Statement that the Company or any other offering participant made a bona fide offer of the Securities within the meaning of Rule 164(h)(2), and at the date hereof, the Company was not and is not an “ineligible issuer” as defined in Rule 405, in each case without taking into account any determination made by the Commission pursuant to paragraph (2) of the definition of such term in Rule 405; and without limitation to the foregoing, the Company has at all relevant times met, meets and will at all relevant times meet the requirements of Rule 164 for the use of a free writing prospectus (as defined in Rule 405) in connection with the offering contemplated hereby.

The Preliminary Prospectus Supplement (including the Base Prospectus filed as part of the Registration Statement or any amendment thereto) complied when so filed in all material respects with the Securities Act and any such preliminary prospectus and the Prospectus and any amendments or supplements thereto delivered or made available to the Underwriters for use in connection with the offering of any Securities was and will be, at the time of such delivery, identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

Each Issuer Free Writing Prospectus (as defined below), as of its issue date and as of the relevant Applicable Time and Closing Date, or until any earlier date that the issuer notified or notifies each Underwriter as described in Section 3(e) hereof, did not, does not and will not (i) include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein that has not been superseded or modified or (ii) when taken together with the Prospectus, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in the preceding three paragraphs shall not apply to statements in or omissions from the Registration Statement, or any post-effective amendment thereto, or the Prospectus, made in reliance upon and in conformity with the Underwriter Content (as hereinafter defined).

As used herein, “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act (“Rule 433”), relating to the Securities (including any identified on Exhibit C hereto) that (i) is required to be filed with the Commission by the Company, or (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) is exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

Each document incorporated by reference in the Registration Statement or the Prospectus heretofore filed, when it was filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act, and any further documents so filed and incorporated after the date of this Agreement will, when they are filed, conform in all material respects with the requirements of the Exchange Act.

Any offer that is a written communication relating to the Securities made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c)) has been filed with the Commission in accordance with the exemption provided by Rule 163 and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement.

(c) Validity and Sufficiency of Indenture. The Indenture will be, and this Agreement has been, duly and validly authorized, executed and delivered by each of the Transaction Entities party thereto. The Indenture will be and the Agreement of Limited Partnership of the Operating Partnership, as amended and/or restated from time to time (the “Operating Partnership Agreement”), assuming due authorization, execution and delivery by the parties thereto (other than the Transaction Entities), is a valid and legally binding agreement of each of the Transaction Entities that are parties thereto, enforceable against such Transaction Entity in accordance with its respective terms, except (i) to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or other similar laws now or hereafter in effect relating to or affecting creditors’ rights; (ii) as limited by the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which any proceeding therefor may be brought; and (iii) for the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy (the “Enforceability Exceptions”).

(d) Authorization of Issuance of Securities; Conformity with Applicable Laws.

(i) Authorization of the Securities. The Securities have been duly authorized by the Operating Partnership, and, at the Closing Date, will have been duly executed by the Operating Partnership and, when authenticated, issued and delivered in the manner provided for in the Indenture against payment of the purchase price therefor as provided in this Agreement, will constitute valid and legally binding obligations of the Operating Partnership, enforceable against the Operating Partnership in accordance with their terms, except as may be limited by the Enforceability Exceptions, and will be in the form contemplated by, and entitled to the benefits of, the Indenture. With respect to the Operating Partnership, the Securities will rank pari passu with all unsecured and unsubordinated indebtedness of the Operating Partnership that is outstanding at the Closing Date or that may be incurred thereafter.

(ii) Authorization of the Guarantee. The Guarantee has been duly authorized by the Company and, at the Closing Date, the notations of the Guarantee endorsed on the Securities issued at the Closing Date will have been duly executed by the Company and, when the Securities are authenticated, issued and delivered in the manner provided for in the Indenture against payment of the purchase price therefor as provided in this Agreement, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by the Enforceability Exceptions, and such notations of the Guarantee will be in the form contemplated by the Indenture. With respect to the Company, the Guarantee will rank pari passu with all unsecured and unsubordinated indebtedness of the Company that is outstanding at the Closing Date or that may be incurred thereafter.

(e) Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, with full corporate power and authority to own or lease, as the case may be, its properties and to operate its properties and conduct its business as described in the Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement and the Indenture and as general partner of the Operating Partnership to cause the Operating Partnership to enter into and perform the Operating Partnership’s obligations under this Agreement and the Indenture; and the Company is duly qualified to do business as a foreign corporation and is in good standing in all other jurisdictions in which its ownership or lease of property or the operation of its properties or the conduct of its business requires such qualification, except where the failure to so qualify or be in good standing would not have, or reasonably be expected to have, individually or in the aggregate, a material adverse effect on the condition (financial or otherwise), business, earnings, properties, assets or prospects of the Company, the Operating Partnership and each direct or indirect subsidiary of the Company, other than the Operating Partnership (taken as a whole, whether or not arising from transactions in the ordinary course of business (“Material Adverse Effect”).

(f) Good Standing of the Operating Partnership. The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing as a foreign limited partnership in each jurisdiction in which its ownership or lease of property or the operation of its properties or the conduct of its business requires such qualification, except where the failure to so qualify would not have, or reasonably be expected to have, a Material Adverse Effect, and has full power and authority necessary to own or lease, as the case may be, its properties and to operate its properties and conduct its business as described in the Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement and the Indenture. The Company is the sole general partner of the Operating Partnership and holds the number and/or percentage of units representing limited partnership interests in the Operating Partnership as disclosed in or incorporated by reference in the Disclosure Package and the Prospectus, as of the dates set forth therein, free and clear of any Liens (as defined below), except (i) as set forth in the Disclosure Package and the Prospectus and (ii) where such Liens would not have, or reasonably be expected to have, a Material Adverse Effect. The aggregate percentage interests of the Company and the limited partners in the Operating Partnership are as set forth in the Disclosure Package and the Prospectus.

(g) Subsidiaries. Each direct or indirect subsidiary of the Company included on Exhibit 21.1 to the Company’s most recent Annual Report on Form 10-K, other than the Operating Partnership (each, excluding the Operating Partnership, a “Subsidiary” and collectively, the “Subsidiaries”), has been duly formed and is validly existing as a corporation, limited partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization, with full power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Disclosure Package and the Prospectus, except where the failure to be in good standing would not have, or be reasonably expected to have, a Material Adverse Effect, and is duly qualified to do business as a foreign corporation, partnership or limited liability company in good standing in all other jurisdictions in which its ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure to so qualify would not have, or be reasonably expected to have, a Material Adverse Effect; all of the issued and outstanding capital stock or other ownership interests of each Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable and were offered in compliance with all applicable laws (including, without limitation, federal and state securities laws) in all material respects; and except as described in the Disclosure Package and the Prospectus, each Subsidiary’s capital stock or other ownership interests are currently owned and will, at the Applicable Time and immediately following each Closing Date, continue to be owned by the Company, directly or through subsidiaries, free and clear of any security interests, liens, mortgages, encumbrances, pledges, claims, defects or other restrictions of any kind (collectively, “Liens”), except where such Liens would not have, or reasonably be expected to have, a Material Adverse Effect. None of such equity interests were issued in violation of the preemptive or other similar rights of any securityholder of such Subsidiary. Except as described in the Disclosure Package and the Prospectus, there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for equity interests or other securities of any Subsidiary. As of the date hereof, none of the Subsidiaries are “significant subsidiaries” of the Company (as such term is defined in Rule 1-02 of Regulation S-X under the Securities Act). After the date hereof, except as disclosed to the Representatives in writing, none of the Subsidiaries will be “significant subsidiaries” of the Company (as such term is defined in Rule 1-02 of Regulation S-X under the Securities Act).

(h) Capitalization. The Company’s authorized capitalization is as set forth in the documents incorporated by reference in the Disclosure Package and the Prospectus and has not changed, except for subsequent issuances, if any, pursuant to this Agreement or pursuant to reservations, agreements or benefit plans referred to in the Disclosure Package and the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Disclosure Package and the Prospectus under the caption “Description of Healthcare Trust of America Inc. Capital Stock”; and, except as set forth in the Disclosure

Package and the Prospectus, the Company is not a party to or bound by any outstanding options, warrants or similar rights to subscribe for, or contractual obligations to issue, sell, transfer or acquire, any of its capital stock or any securities convertible into or exchangeable for any of such capital stock.

All outstanding shares of capital stock of the Company were validly issued, are fully paid and nonassessable and have been offered and sold in compliance with all applicable laws (including, without limitation, federal and state securities laws) in all material respects. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company, the Operating Partnership or any of the Subsidiaries other than those accurately described in all material respects in the Disclosure Package and the Prospectus. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder (collectively, “Plans”), set forth in the Disclosure Package and the Prospectus accurately and fairly presents in all material respects the information required to be shown with respect to such Plans.

(i) Authorization of Units. The outstanding common units of limited partnership in the Operating Partnership (“OP Units”) have been duly authorized for issuance by the Operating Partnership, and are validly issued. The OP Units have been offered, issued and sold in compliance with all applicable laws (including, without limitation, federal and state securities laws) in all material respects and conform to the description thereof contained in the Disclosure Package and the Prospectus in all material respects. None of the OP Units were issued in violation of the preemptive or other similar rights of any securityholder of the Operating Partnership. Except as disclosed in the Disclosure Package and the Prospectus, there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for OP Units or other securities of the Operating Partnership.

(j) No Other Contracts. Except as disclosed in the Disclosure Package and the Prospectus, there are no contracts, agreements or understandings, between the Company and the Operating Partnership and any person that would give rise to a valid claim against the Transaction Entities or Underwriters for a brokerage commission, finder’s fee or other like payment in connection with the issuance and sale of the Securities as contemplated by this Agreement.

(k) Absence of Violations and Defaults. None of the Transaction Entities nor the Subsidiaries (i) is in violation of its charter, bylaws, certificate of formation, operating agreement or partnership agreement or similar organizational or governing documents, (ii) is in default (whether with or without the giving of notice or passage of time or both) in the performance or observance of any obligation, agreement, term, covenant or condition contained in a contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, ground lease, development agreement, reciprocal easement agreement, deed restriction, utility agreement, management agreement or other agreement or instrument to which it is a party or by which it is bound, or to which any of the Properties (as hereinafter defined) or any of its other property or assets is subject (collectively, “Agreements and Instruments”), or (iii) in violation of any statute, law, ordinance, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority to which it or the Properties or any of its other properties or assets is subject, except, in the case of clauses (ii) and (iii), for such defaults or violations that would not have, or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(l) Absence of Further Requirements. (A) No consent, approval, authorization, filing with or order of any court or governmental agency or body (B) no authorization, approval, vote or other consent of any holder of capital stock or other securities of the Company or any creditor of the Company and (C) no waiver or consent under any Agreements and Instruments is required to be made or obtained by the Company, the Operating Partnership or the Subsidiaries in connection with the transactions contemplated by this Agreement or the Indenture, except such consents, approvals, authorizations, filings or orders (i) as have been obtained under the Securities Act, or (ii) as may be required under the state securities or blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Prospectus.

(m) No Conflicts or Defaults. The execution, delivery and performance of this Agreement and the Indenture by the Transaction Entities and the consummation of the transactions contemplated hereby and thereby (including the issuance and sale of the Securities and the use of proceeds from the sale of the Securities as described in the Disclosure Package and the Prospectus under “Use of Proceeds” do not and will not (whether with or without the giving of notice or passage of time or both) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default (or give rise to any right of termination, acceleration, cancellation, repurchase or redemption) or Repayment Event (as hereinafter defined) under, or result in the creation or imposition of a Lien (other than those described in the Disclosure Package and the Prospectus) upon any of the properties or assets of the Transaction Entities or any of the Subsidiaries pursuant to, (i) any statute, law, rule, ordinance, regulation, judgment, order or decree of any court, domestic or foreign, regulatory body, administrative agency, governmental body, arbitrator or other authority, domestic or foreign, having jurisdiction over the Transaction Entities or any of the Subsidiaries or any of their properties or assets, (ii) any term, condition or provision of any Agreements or Instruments, or (iii) the charter, declaration of trust, by-laws, certificate of formation, operating agreement or partnership agreement or similar organizational or governing documents, as applicable, of the Transaction Entities or any of the Subsidiaries, except, in the case of clauses (i) and (ii), for such conflicts, breaches, violations, defaults, rights, Repayment Events or Liens that are disclosed in the Disclosure Package and the Prospectus or as would not have, or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or a material adverse effect on the ability of the Transaction Entities to consummate the transactions contemplated herein. The Company has full power and authority to authorize, issue and sell the Securities as contemplated by this Agreement. As used herein, “Repayment Event” means any event or condition which, without regard to compliance with any notice or other procedural requirements, gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Transaction Entities or any of the Subsidiaries.

(n) Valid Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Transaction Entities, and the Operating Partnership Agreement has

been duly and validly authorized, executed and delivered by the Transaction Entities; and each of this Agreement and the Operating Partnership Agreement, assuming due authorization, execution and delivery by the parties thereto (other than the Transaction Entities), is a valid and binding agreement of each of the Company and the Operating Partnership, respectively, enforceable against the Transaction Entities in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or other similar laws relating to creditors’ rights and general principles of equity and except as rights to indemnify and contribution thereunder may be limited by applicable law or policies underlying such law

(o) Licenses. The Transaction Entities and the Subsidiaries possess all certificates, authorities, licenses, consents, approvals, permits and other authorizations (“Licenses”) issued by appropriate governmental agencies or bodies or third parties necessary to conduct the business now operated by them, are in compliance with the terms and conditions of all such Licenses; all of the Licenses are valid and in full force and effect, except when the invalidity of such Licenses or the failure of such Licenses to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect; and neither the Transaction Entities nor any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Licenses, except where the failure to possess any such License or to comply with any of its terms and conditions, or an adverse determination in any proceeding, would not individually or in the aggregate have, or reasonably be expected to have, a Material Adverse Effect.

(p) Financial Statements. The consolidated financial statements of the Transaction Entities and its subsidiaries included or incorporated within the Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly in all material respects the consolidated financial position of the Transaction Entities at the dates indicated and the consolidated statements of operations, changes in stockholders’ equity and cash flows of the Transaction Entities for the periods specified; and said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto and subject to normal year-end adjustments in the case of any unaudited interim financial statements) and have been prepared on a consistent basis with the books and records of the Transaction Entities. The supporting schedules included or incorporated within the Disclosure Package and the Prospectus present fairly in all material respects and in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included or incorporated within the Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the financial statements included or incorporated within the Disclosure Package and the Prospectus. The pro forma financial statements and the related notes thereto included or incorporated within the Disclosure Package and the Prospectus present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. The statements of certain revenues and expenses of the properties acquired or proposed to be acquired, if any, included in the Disclosure Package and the Prospectus present fairly in all material respects the information set forth therein and have been prepared, in all material respects, in accordance with the applicable financial statement requirements of Rule 3-14 of Regulation S-X under the Securities Act with respect to real estate operations acquired or to be acquired. No other historical or pro forma financial statements (or schedules) are required by the Securities Act or the Exchange Act to be included in the Disclosure Package or the Prospectus. All disclosures contained or incorporated within the Disclosure and the Prospectus, if any, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable. Any interactive data in eXtensible Business Reporting Language included or incorporated within the Disclosure Package or the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto in all material respects. The financial data set forth in the Prospectus under the caption “Ratio of Earnings to Fixed Charges and Preferred Stock Dividends” fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained, incorporated or deemed to be incorporated within the Disclosure Package or the Prospectus.

(q) Exchange Act Compliance. Each document incorporated or deemed to be incorporated by reference in the Prospectus, at the respective time it was or hereafter is filed with the Commission, complied or will comply in all material respects with the requirements of the Exchange Act, and the rules and regulations under the Exchange Act (the “Exchange Act Regulations”), as applicable, in effect at the time of such filing, and, when read together with the other information in the Prospectus, at the Applicable Time, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(r) Independent Registered Public Accounting Firm. Deloitte & Touche LLP (“Deloitte”), who audited the financial statements, and supporting schedules and historical summaries of revenues and certain operating expenses for the properties related thereto included or incorporated or deemed to be incorporated by reference in the Disclosure Package and the Prospectus and will deliver the “comfort” letters referred to in Section 5 hereof, are independent registered public accounting firm as required by the Securities Act and the Exchange Act.

(s) REIT Status. The Company, beginning with its taxable year ended December 31, 2007, has been organized and operated, and as of the Applicable Time and Closing Date, will continue to be organized and operated, in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Internal Revenue Code 1986, as amended (the “Code”), and the current and proposed method of operation of the Company, as described in the Disclosure Package and the Prospectus, will permit the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2014 and thereafter. No transaction or event has occurred that would cause the Company not to be able to qualify as a REIT for its taxable year ending December 31, 2014 and any subsequent tax year.

(t) Tax Returns. All federal tax returns or valid extensions filed for, and reports required to be filed by the Transaction Entities or any of the Subsidiaries, and in the case of the state, local and foreign tax returns, to the extent material (“Returns”), have been timely filed (to the extent certain Returns were not timely filed, any delay has not had, and is not reasonably expected to have, a Material Adverse Effect); all such Returns are true, correct and complete in all material respects; and all federal, state, county, local or foreign taxes, charges, fees, levies, fines, penalties or other assessments, including all net income, gross income, sales and use, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipts, capital stock, disability, employment, pay-roll, license, estimated, stamp, custom duties, severance or withholding taxes or charges imposed by any Governmental Authority (as defined hereafter) (including any interest and penalties (civil or criminal) on or additions to any such taxes and any expenses incurred in connection with the determination, settlement or litigation of any tax liability), in each case to the extent shown in such Returns (“Taxes”) and due and payable or claimed to be due and payable by any Governmental Authority, have been paid, except for any such tax, charge, fee, levy, fine, penalty or other assessment that (i) is currently being contested in good faith, (ii) would not have, or reasonably be expected to have, a Material Adverse Effect or (iii) is described in the Disclosure Package and the Prospectus. None of the Transaction Entities nor the Subsidiaries has requested any extension of time within which to file any Return, which Return has not since been filed within the extended time (to the extent any such Returns were not filed within the extended time, it has not had, and is not reasonably expected to have a Material Adverse Effect). None of the Transaction Entities nor the Subsidiaries has executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Returns that has had or is reasonably expected to have, a Material Adverse Effect. No audits or other administrative proceedings or court proceedings are presently pending or threatened against the Transaction Entities or any of the Subsidiaries with regard to any Taxes or Returns of the Transaction Entities or any of the Subsidiaries that has had or is reasonably expected to have, a Material Adverse Effect.

(u) Tax Withholding. Each of the Transaction Entities and the Subsidiaries has complied in all material respects with the provisions of the Code relating to the payment and withholding of Taxes, including, without limitation, the withholding and reporting requirements under Sections 1441 through 1446, 3401 through 3406, and 6041 and 6049 of the Code, as well as similar provisions under any other laws, and has, within the time and in the manner prescribed by law, withheld and paid over to the proper governmental authorities all material amounts required in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

(v) ERISA. Each of the Transaction Entities and the Subsidiaries is in compliance with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), other than as would not reasonably be expected to have a Material Adverse Effect; no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or the Operating Partnership would have any liability, other than as would not reasonably be expected to have a Material Adverse Effect; none of the Transaction Entities or the Subsidiaries has incurred or expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Code, including the regulations and published interpretations thereunder, in each case, other than as would not reasonably be expected to have a Material

Adverse Effect; and each “pension plan” for which the Transaction Entities or any of the Subsidiaries would have any liability and that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects, and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification, except where the failure to be so qualified would not have, or reasonably be expected to have, a Material Adverse Effect.

(w) No Plan Assets. The assets of the Transaction Entities and the Subsidiaries do not constitute “plan assets” of an ERISA regulated employee benefit plan.

(x) Title to Property. (A) The Company, the Operating Partnership or the Subsidiaries or any other subsidiary or joint venture in which the Company, the Operating Partnership or any Subsidiary owns an interest, as the case may be, will have good and marketable fee simple title or leasehold title to all of the properties and other assets owned or leased by the Company, the Operating Partnership, the Subsidiaries or the applicable subsidiary or joint venture (the “Properties”), in each case, free and clear of all Liens, except as disclosed in the Disclosure Package and the Prospectus or such as would not have, or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; (B) all Liens on or affecting the Properties that are required to be disclosed in the Disclosure Package and the Prospectus are disclosed therein and none of the Company, the Operating Partnership or the Subsidiaries is in default under any such Lien, except for such defaults that would not have, or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; (C) all of the leases and subleases material to the business of the Company, the Operating Partnership and the Subsidiaries, taken as a whole, and under which the Company, the Operating Partnership or any of the Subsidiaries hold properties described in the Disclosure Package and the Prospectus, are in full force and effect, and none of the Company, the Operating Partnership or any Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company, the Operating Partnership or any Subsidiary under any of such leases or subleases, or affecting or questioning the rights of the Company, the Operating Partnership or such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease; (D) except as disclosed in the Disclosure Package and the Prospectus, none of the Company, the Operating Partnership or the Subsidiaries is in violation of any municipal, state or federal law, rule or regulation concerning the Properties or any part thereof which violation would have, or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; (E) except as disclosed in the Disclosure Package and the Prospectus, each of the Properties complies with all applicable zoning laws, laws, ordinances, regulations, development agreements, reciprocal easement agreements, ground or airspace leases and deed restrictions or other covenants, except where the failure to comply would not have, or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or could not result in a forfeiture or reversion of title; and (F) except as disclosed in the Disclosure Package and the Prospectus, none of the Company, the Operating Partnership or the Subsidiaries has received from any Governmental Authority any written notice of any condemnation of or zoning change materially affecting the Properties or any part thereof, and none of the Company, the Operating Partnership or the Subsidiaries knows of any such condemnation or zoning change which is threatened and which if consummated would have, or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(y) Insurance. Each of the Transaction Entities and the Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are or will be engaged as described in the Disclosure Package and the Prospectus; all policies of insurance and fidelity or surety bonds insuring the Company, the Operating Partnership or any of the Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; each of the Company, the Operating Partnership and the Subsidiaries is in compliance with the terms of such policies and instruments in all material respects; except as described in the Disclosure Package and the Prospectus, there are no material claims by the Company, the Operating Partnership or the Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and, except as disclosed in the Disclosure Package and the Prospectus, none of the Company, the Operating Partnership or the Subsidiaries has been refused any insurance coverage sought or applied for; and none of the Company, the Operating Partnership or the Subsidiaries has any reason to believe that any of them will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue to conduct its business as currently conducted or as proposed to be conducted in the Disclosure Package and the Prospectus at a cost that would not have a Material Adverse Effect.

(z) Mortgages. Except as set forth in the Disclosure Package and the Prospectus, the mortgages and deeds of trust encumbering the Properties owned or leased by the Company, the Operating Partnership or any of the Subsidiaries are described in the Disclosure Package and the Prospectus and are not convertible and none of the Transaction Entities, the Subsidiaries, or any person affiliated therewith holds a participating interest therein, and such mortgages and deeds of trust are not cross-defaulted or cross-collateralized to any property other than the Properties, except as would not have a Material Adverse Effect.

(aa) Title Insurance. The Operating Partnership or a Subsidiary has title insurance on the fee interests and/or leasehold interests in each of the Properties covering such risks and in such amounts as are commercially reasonable for the assets owned or leased by them and that are consistent with the types and amounts of insurance typically maintained by owners and operators of similar properties, and in each case such title insurance is in full force and effect, except as would not have a Material Adverse Effect.

(bb) Environmental Laws. Except as otherwise disclosed in the Disclosure Package and the Prospectus, (i) the Transaction Entities and the Subsidiaries and the Properties have been and are in material compliance with, and none of the Transaction Entities or the Subsidiaries has any material liability under, applicable Environmental Laws (as defined below), (ii) none of the Transaction Entities, the Subsidiaries, or, to the knowledge of the Transaction Entities, the prior owners or occupants of the Properties at any time or any other person or entity has at any time released (as such term is defined in Section 101(22) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §§ 9601-9675 (“CERCLA”)) or otherwise disposed of or dealt with, Hazardous Materials (as hereinafter defined) on, to or from the Properties or other assets owned by the Transaction Entities or the Subsidiaries, except for such releases or dispositions as would not be reasonably likely to cause the Transaction Entities or the Subsidiaries to incur material liability, (iii) the Transaction Entities do not intend to use the Properties or other assets owned by the Transaction Entities or the Subsidiaries or any subsequently acquired properties, other than in material compliance with applicable Environmental Laws, (iv) none of the Transaction Entities or the Subsidiaries knows of any seepage, leak, discharge, release, emission, spill, or dumping of Hazardous Materials into waters (including, but not limited to, groundwater and surface water) on, beneath or adjacent to the Properties, or onto lands or other assets owned by the Transaction Entities or the Subsidiaries from which Hazardous Materials might seep, flow or drain into such waters except for such as would not be reasonably likely to cause the Transaction Entities or the Subsidiaries to incur material liability, (v) none of the Transaction Entities or the Subsidiaries has received any notice of, or has any knowledge of any occurrence or circumstance which, with notice or passage of time or both, would give rise to a claim under or pursuant to any Environmental Law or common law by any governmental or quasi-governmental body or any third party with respect to the Properties or other assets described in the Disclosure Package and the Prospectus or arising out of the conduct of the Transaction Entities or the Subsidiaries, except for such claims that would not be reasonably likely to cause the Transaction Entities to incur material liability and (vi) neither the Properties nor any other assets currently owned by the Company, the Operating Partnership or any of the Subsidiaries is included or, to the best of the knowledge of the Transaction Entities and the Subsidiaries, proposed for inclusion on the National Priorities List issued pursuant to CERCLA by the United States Environmental Protection Agency or, to the best of the knowledge of the Company, the Operating Partnership and the Subsidiaries, proposed for inclusion on any similar list or inventory issued pursuant to any other applicable Environmental Law or issued by any other Governmental Authority. To the knowledge of the Transaction Entities and the Subsidiaries, there have been no and are no (i) aboveground or underground storage tanks, (ii) polychlorinated biphenyls (“PCBs”) or PCB-containing equipment, (iii) asbestos or asbestos containing materials, (iv) lead based paints, (v) dry-cleaning facilities, or (vi) wet lands, in each case in, on, under, or adjacent to any Property or other assets owned by the Transaction Entities or the Subsidiaries the existence of which has had, or is reasonably expected to have, a Material Adverse Effect.

As used herein, “Hazardous Material” shall include, without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, toxic substances, or related materials, asbestos or any hazardous material as defined by any applicable federal, state or local environmental law, ordinance, statute, rule or regulation including, without limitation, CERCLA, the Hazardous Materials Transportation Act, as amended, 49 U.S.C. §§ 5101-5128, the Solid Waste Disposal Act, as amended, 42 U.S.C. §§ 6901-6992k, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001-11050, the Toxic Substances Control Act, 15 U.S.C. §§ 2601-2692, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136 136y, the Clean Air Act, 42 U.S.C. §§ 7401-7671q, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. §§ 1251-1387, the Safe Drinking Water Act, 42 U.S.C. §§ 300f-300j 26, and the Occupational Safety and Health Act, 29 U.S.C. §§ 651-678, as any of the above statutes may be amended from time to time, and in the regulations promulgated pursuant to any of the foregoing (including environmental statutes not specifically defined herein) (individually, an “Environmental Law” and collectively, “Environmental Laws”) or by any federal, state or local governmental authority having or claiming jurisdiction over the Properties and other assets described in the Disclosure Package and the Prospectus (a “Governmental Authority”).

(cc) Absence of Labor Dispute. No labor problem or dispute with the employees of the Company, the Operating Partnership or any of the Subsidiaries exists or, to the knowledge of Transaction Entities, is imminent, that would have, individually or in the aggregate, a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus.

(dd) Possession of Intellectual Property. The Transaction Entities and the Subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) reasonably necessary for the conduct of the business of the Transaction Entities as now conducted or as proposed in the Disclosure Package and the Prospectus to be conducted. Except as set forth in the Disclosure Package and the Prospectus, (A) to the knowledge of the Company, there are no material rights of third parties to any such Intellectual Property, (B) to the knowledge of the Company, there is no material infringement by third parties of any such Intellectual Property, (C) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the rights of the Transaction Entities in or to any such Intellectual Property, that would result, individually or in the aggregate, in a Material Adverse Effect, and the Transaction Entities are unaware of any facts which would form a reasonable basis for any such claim, (D) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, that would result, individually or in the aggregate, in a Material Adverse Effect, and the Transaction Entities are unaware of any facts which would form a reasonable basis for any such claim and (E) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Transaction Entities infringe or otherwise violate any patent, trademark, copyright, trade secret or other proprietary rights of others, that would result, individually or in the aggregate, in a Material Adverse Effect, and the Company and the Operating Partnership are unaware of any other fact which would form a reasonable basis for any such claim.

(ee) Absence of Proceedings. Except as disclosed in the Disclosure Package and the Prospectus, there are no pending actions, suits, inquiries, investigations or proceedings against or affecting the Company, the Operating Partnership or any of the Subsidiaries or any of the Properties or other assets that, if determined adversely to the Company, the Operating Partnership or any of the Subsidiaries, would have, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or would materially and adversely affect the ability of the Transaction Entities to perform their obligations under this Agreement, or which are required under the Securities Act or the Exchange Act to be described in the Disclosure Package or the Prospectus; and except as disclosed in the Disclosure Package and the Prospectus, no such actions, suits, inquiries, investigations or proceedings are, to the knowledge of the Transaction Entities, threatened or contemplated.

(ff) No Material Adverse Effect. Except as disclosed in the Disclosure Package and the Prospectus, since the date of the latest audited financial statements included or incorporated or deemed to be incorporated by reference in the Disclosure Package and the Prospectus, (A) there has been no Material Adverse Effect, (B) there have been no transactions entered into by the Company, the Operating Partnership or any of the Subsidiaries that are material with respect to the Transaction Entities and the Subsidiaries taken as a whole, (C) none of the Transaction Entities or the Subsidiaries has incurred any obligation or liability, direct, contingent or otherwise that is or would be material to the Transaction Entities and the Subsidiaries taken as a whole and (D) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock or by the Operating Partnership or any of its subsidiaries with respect to its limited partnership units.

(gg) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Securities pursuant to this Agreement and the application of the net proceeds therefrom, will not be required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(hh) Contracts. There is no contract or other document to which the Company, the Operating Partnership or any of the Subsidiaries is a party that is required by the Securities Act or the Exchange Act to be described in the Disclosure Package and the Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required.

(ii) Relationships. No relationship, direct or indirect, exists between or among the Company or the Operating Partnership on the one hand, and the directors, officers or stockholders of the Company or the Operating Partnership on the other hand, which is required pursuant to the Securities Act or the Exchange Act to be described in the Disclosure Package and the Prospectus, which is not so described.

(jj) Related Party Transactions. Except (i) to the extent not required to be described or filed pursuant to the Securities Act or the Exchange Act, (ii) as described in the Disclosure Package and the Prospectus or (iii) for the agreements referred to herein, none of the Company’s, the Operating Partnership’s or the Subsidiaries’ directors, officers, interest holders, stockholders, members, partners, members of management, other employees or their respective affiliates is a party to any contracts or agreements with the Company, the Operating Partnership or any of the Subsidiaries.

(kk) Accounting Controls and Disclosure Controls. The Transaction Entities and the Subsidiaries maintain and have maintained effective internal control over financial reporting as defined in Rule 13a-15 under the Exchange Act and a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (C) access to assets is permitted only in accordance with management’s general or specific authorization, and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Transaction Entities and the Subsidiaries employ and have employed disclosure controls and procedures as defined in Rule 13a-15 under the Exchange Act that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(ll) Statistical, Demographic or Market-Related Data. Any statistical, demographic or market-related data included in the Disclosure Package or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, all such data included in the Disclosure Package or the Prospectus accurately reflect the materials upon which they are based or from which they were derived.

(mm) Money Laundering Laws. The operations of the Transaction Entities and the Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, the Operating Partnership or any of the Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(nn) Tax Classification. Throughout the period from its formation through the date hereof and as of the Applicable Time and the Closing Date, each of the Operating Partnership and any other Subsidiary that is a partnership or a limited liability company has been properly classified either as a partnership or as an entity disregarded as separate from the Company for federal income tax purposes and is not a “publicly traded partnership” within the meaning of Section 7704(b) of the Code that is treated as an association taxable as a corporation for federal income tax purposes.

(oo) No Prohibition on Dividends by Subsidiaries. Except as disclosed in the Disclosure Package and the Prospectus, none of the Operating Partnership or the Subsidiaries are currently prohibited, directly or indirectly, from paying any distributions to the Company to the extent permitted by applicable law, from making any other distribution on the Operating Partnership’s partnership interests, or from repaying to the Company any loans or advances made by the Company to the Operating Partnership or any such Subsidiary.

(pp) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with all provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications, in each case, to the extent the Sarbanes-Oxley Act applies to the Company.

(qq) OFAC. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the

Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use any of the proceeds received by the Operating Partnership from the sale of Securities contemplated by this Agreement, or lend, contribute or otherwise make available any such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(rr) Absence of Manipulation. None of the Transaction Entities, the Subsidiaries or, to the knowledge of the Transaction Entities, their respective officers, directors, members or controlling persons has taken, or will take, directly or indirectly, any action designed to or that might reasonably be expected to result in a violation of Regulation M under the Exchange Act or cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(ss) No Unlawful Payments. Neither of the Transaction Entities nor any Subsidiaries nor any director, officer, or employee of the Transaction Entities or any Subsidiaries nor, to the knowledge of the Transaction Entities, any agent, affiliate or other person associated with or acting on behalf of the Transaction Entities or any Subsidiaries has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of FCPA, as amended, or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and the Subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(tt) Repayment of Indebtedness. Except as disclosed in the Disclosure Package and the Prospectus, neither Transaction Entity intends to use any of the proceeds from the Sale of securities to repay any debt owed to any Underwriter or any affiliate thereof.

(uu) Accuracy of Descriptions and Exhibits. The information in the Preliminary Prospectus Supplement and the Prospectus under the captions “Description of Other Indebtedness,” “Description of Notes,” Additional Material and “U.S. Federal Income Tax Considerations,” in each case to the extent that it constitutes matters of law, summaries of legal matters or other instruments or agreements (including the Indenture, the Securities and the Guarantee), summaries of legal proceedings, or legal conclusions, is correct in all material respects; all description in the Disclosure Package and the Prospectus of the Charter, bylaws, certificate of formation, operating agreement or partnership agreement or similar organizational governing documents of the Transaction Entities are accurate in all material respects and there are no franchises, contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other instruments, agreements or documents required to be described or referred to in the Disclosure Package or the Prospectus or required to be filed as exhibits to the Registration Statement as of the date of this Agreement and as of the Closing Date which have not been so described and filed to as required.

(vv) Certificates. Any certificate signed by any officer of the Company or the Operating Partnership and delivered to the Underwriters or to counsel for the Underwriters in connection with the offering of Securities as contemplated by this Agreement shall be deemed a representation and warranty by the Company or the Operating Partnership, as the case may be, to the Underwriters as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Operating Partnership agrees to sell to the Underwriters, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Operating Partnership, the aggregate principal amount of Securities set forth opposite such Underwriter’s name in Exhibit A hereto plus any additional principal amount of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof, in each case at a price equal to 98.58% of the principal amount thereof.

(b) Payment. Payment of the purchase price for, and delivery of, the Securities shall be made at the offices of Hunton & Williams LLP, Riverfront Plaza, East Tower, 951 East Byrd Street, Richmond, Virginia 23219, or at such other place as shall be agreed upon by the Representatives and the Company, at 10:00 a.m. (New York City time) on June 26, 2014, or such other time not later than seven full business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Date”).

Payment shall be made to the Operating Partnership by wire transfer of immediately available funds to a single bank account designated by the Company against delivery to the Representatives for the respective accounts of the Underwriters of the Securities to be purchased by the Underwriters. Each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has agreed to purchase. Wells Fargo, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose funds have not been received by the Closing Date, but such payment shall not relieve such Underwriter from its obligations hereunder.

(c) Delivery of Securities. The Company shall make one or more global certificates (collectively, the “Global Securities”) representing the Securities available for inspection by the Representatives not later than 1:00 p.m., New York City time, on the business day prior to the Closing Date and, on or prior to the Closing Date, the Company shall deliver the Global Securities to DTC or to the Trustee, acting as custodian for DTC, as applicable. Delivery of the Securities to the Underwriters on the Closing Date shall be made through the facilities of DTC unless the Representatives shall otherwise instruct.

SECTION 3. Covenants of the Company and the Operating Partnership. Each of the Transaction Entities, jointly and severally, covenants with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Transaction Entities, subject to Section 3(b) hereof, will comply with the requirements of Rule 430B and Rule 433 and will notify the Representatives promptly, (i) when the Registration Statement or any post-effective amendment to the Registration Statement shall become effective, or when any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing shall have been filed, (ii) of the receipt of any comments from the Commission (and shall promptly furnish the Representatives with a copy of any comment letters and/or summary of any oral comments, and shall furnish the Representatives with copies of any written responses thereto a reasonable amount of time prior to the proposed filing thereof with the Commission), (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus or any Issuer Free Writing Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing or any notice from the Commission objecting to the use of the form of the Registration Statement or any post-effective amendment thereto, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction or of the loss or suspension of any exemption from any such qualification, or of the initiation or threatening of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement and (v) if any of the Transaction Entities becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Securities. The Transaction Entities will make every reasonable effort to prevent the issuance of any stop order and the suspension or loss of any qualification of the Securities for offering or sale and any loss or suspension of any exemption from any such qualification, and if any such stop order is issued, or any such suspension or loss occurs, to use commercially reasonable efforts to seek to obtain the lifting thereof at the earliest reasonably practicable moment. The Transaction Entities shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) of the Securities Act Regulations, subject to the proviso therein, and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act Regulations, except to the extent such filing fees have been paid prior to the date hereof.

(b) Filing of Amendments. The Transaction Entities will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement, any Issuer Free Writing Prospectus or any amendment, supplement or revision to any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus, whether pursuant to the Securities Act or otherwise, and the Transaction Entities will furnish the Representatives with copies of any such documents within a reasonable time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object. The Transaction Entities have given the Representatives notice of any filings made pursuant to the Exchange Act or the Exchange Act Regulations within a reasonable time prior to the Applicable Time; the Transaction Entities will give the Representatives notice of its intention to make any such filing from the Applicable Time through the Closing Date (or, if later, through the end of the period during which the Prospectus is required (or, but for the provisions of Rule 172, would be required) to be delivered by applicable law (whether to meet the requests of purchasers pursuant to Rule 173(d) or otherwise) and will furnish the Representatives with copies of any such documents a reasonable time prior to such proposed filing, as the case may be, and will not make any discretionary filing pursuant to the Exchange Act or the Exchange Act Regulations prior to the Closing Date to which the Representatives or counsel for the Underwriters reasonably shall object. For the avoidance of doubt, the foregoing sentence shall not limit the ability of the Company or the Operating Partnership to make any required filing pursuant to the Exchange Act or the Exchange Act Regulations if such filing is required by the Exchange Act or the Exchange Act Regulations to be filed prior to the Closing Date.

(c) Delivery of Registration Statements. The Transaction Entities have furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, copies of the Registration Statement and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein or otherwise deemed to be a part thereof) and copies of all consents and certificates of experts. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Transaction Entities have delivered to each Underwriter, without charge, as many copies of each Preliminary Prospectus Supplement and any amendments or supplements thereto as such Underwriter reasonably requested, and the Transaction Entities hereby consent to the use of such copies for purposes permitted by the Securities Act. The Transaction Entities will furnish to each Underwriter, without charge, during the period when the Prospectus is required (or, but for the provisions of Rule 172, would be required) to be delivered by applicable law (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), such number of copies of the Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus and any amendments or supplements to any of the foregoing as such Underwriter may reasonably request. Each preliminary prospectus, the Pricing Term Sheet, the Prospectus, each Issuer Free Writing Prospectus and any amendments or supplements to any of the foregoing furnished to the Underwriters were and will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Continued Compliance with Securities Laws. The Transaction Entities will comply with the Securities Act, the Securities Act Regulations, the Exchange Act and the Exchange Act Regulations so as to permit the completion of the distribution of the Securities as contemplated by this Agreement, the Disclosure Package and the Prospectus. If at any time when a prospectus is required (or, but for the provisions of Rule 172, would be required) by the applicable law to be delivered in connection with sales of the Securities (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), any event shall occur or condition shall exist as a result of which it is necessary (or if the Representatives or counsel for the Underwriters shall notify the Transaction Entities that, in their judgment, it is necessary) to amend the Registration Statement or amend or supplement the Disclosure Package or the

Prospectus (or, in each case, any documents incorporated or deemed to be incorporated by reference therein) so that the Registration Statement, the Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, not misleading or if it is necessary (or, if the Representatives or counsel for the Underwriters shall notify the Transaction Entities that, in their judgment, it is necessary) to amend the Registration Statement or amend or supplement the Disclosure Package or the Prospectus (or, in each case, any documents incorporated or deemed to be incorporated by reference therein) in order to comply with the requirements of the Securities Act, the Securities Act Regulations, the Exchange Act or the Exchange Act Regulations, the Transaction Entities will promptly notify the Representatives of such event or condition and of its intention to file such amendment or supplement (or, if the Representatives or counsel for the Underwriters shall have notified the Transaction Entities as aforesaid, the Transaction Entities will promptly notify the Representatives of its intention to prepare such amendment or supplement) and will promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such untrue statement or omission or to comply with such requirements, and, in the case of an amendment or port-effective amendment to the Registration Statement, the Transaction Entities will use its best efforts to have such amendment declared or become effective as soon as practicable and the Transaction Entities will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. If at any time an Issuer Free Writing Prospectus conflicts with the information contained in the Registration Statement or if an event shall occur or condition shall exist as a result of which it is necessary (or if the Representatives or counsel for the Underwriters shall notify the Transaction Entities that, in their judgment, it is necessary) to amend or supplement such Issuer Free Writing Prospectus so that it will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, not misleading, or if it is necessary (or, if the Representatives or counsel for the Underwriters shall notify the Transaction Entities that, in their judgment, it is necessary) to amend or supplement such Issuer Free Writing Prospectus in order to comply with the requirements of the Securities Act or the Securities Act Regulations, the Transaction Entities will promptly notify the Representatives of such event or condition and of its intention to file such amendment or supplement (or, if the Representatives or counsel for the Underwriters shall have notified the Transaction Entities as aforesaid, the Transaction Entities will promptly notify the Representatives of its intention to prepare such amendment or supplement) and will promptly prepare and, if required by the Securities Act or the Securities Act Regulations, file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to eliminate or correct such conflict, untrue statement or omission or to comply with such requirements, and the Transaction Entities will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

(f) Blue Sky and Other Qualifications. The Transaction Entities will use their best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale, or to obtain an exemption for the Securities to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Securities (but in no event for not less than one year from the date of this

Agreement); provided, however, that the Transaction Entities shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified or exempt, the Transaction Entities will file such statements and reports to the extent required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Securities.

(g) Rule 158. The Transaction Entities will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

(h) Use of Proceeds. The Transaction Entities will use the net proceeds received by the Operating Partnership from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”

(i) Restriction on Sale of Securities. From and including the date of this Agreement through the Closing Date, the Transaction Entities will not, without the prior written consent of the Representatives, directly or indirectly issue, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option or right to sell or otherwise transfer or dispose of any debt securities of or guaranteed by the Transaction Entities that are similar to the Securities (other than the Securities issued under this Agreement) or any securities convertible into or exercisable or exchangeable for any debt securities of or guaranteed by the Transaction Entities that are similar to the Securities.

(j) Reporting Requirements. The Transaction Entities, during the period when the Prospectus is required (or, but for the provisions of Rule 172, would be required) by applicable law to be delivered (whether to meet the request of investors pursuant to Rule 173(d) or otherwise), will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.

(k) Preparation of Prospectus. Immediately following the execution of this Agreement, the Transaction Entities will, subject to Section 3(b) hereof, prepare the Prospectus, which shall contain the public offering price and terms of the Securities, the plan of distribution thereof and such other information as may be required by the Securities Act or the Securities Act Regulations or as the Representatives and the Transaction Entities may deem appropriate, and will file or transmit for filing with the Commission, in accordance with the provisions of Rule 430B and in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), the Prospectus.

(l) DTC. The Transaction Entities will use their best efforts to permit the Securities to be eligible for clearance and settlement through DTC.

(m) Pricing Term Sheet. The Transaction Entities will prepare the Pricing Term Sheet reflecting the final terms of the Securities, in substantially the form attached hereto as Exhibit C and otherwise in form and substance satisfactory to the Representatives and the Transaction Entities, and shall file such Pricing Term Sheet as an “issuer free writing prospectus” pursuant to Rule 433 prior to the close of business on the business day following the date hereof; provided that the Company shall furnish the Representatives with copies of any such Pricing Term Sheet a reasonable amount of time prior to such proposed filing.

(n) Notification of Certain Events. Prior to the Closing Date, each of the Transaction Entities will notify the Underwriters in writing immediately if any event occurs that renders any of the representations and warranties of the Transaction Entities contained herein inaccurate or incomplete.

(o) Tax Qualification. The Company will use its best efforts to enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code for each of its taxable years for so long as the Board of Directors deems it in the best interests of the Company and its shareholders to remain so qualified. The Transaction Entities will use their best efforts to enable the Operating Partnership to be treated as a partnership or an entity disregarded as separate from the Company for federal income tax purposes and not as a publicly traded partnership within the meaning of section 7704(b) of the Code that is treated as an association taxable as a corporation for federal income tax purposes.

(p) Compliance with Laws. Until the offering of the Securities is complete, the Company will (1) comply with all provisions of the Securities Act and the Securities Act Regulations and the Exchange Act and Exchange Act Regulations and (2) file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the Exchange Act Regulations.

(q) Investment Company. The Company will take such steps as shall be necessary to ensure that none of the Transaction Entities shall become an “investment company” within the meaning of such term under the Investment Company Act and the rules and regulations of the Commission thereunder.

(r) Copies of Documents. The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents referred to in Section 5 hereof as the Representatives may reasonably request.

SECTION 4. Payment of Expenses.

(a) Expenses. The Transaction Entities will pay the following reasonable and actually incurred expenses incident to the performance of its obligations under this Agreement, (i) the preparation, printing and filing of the Registration Statement and each amendment thereto (in each case including exhibits) and any costs associated with electronic delivery of any of the foregoing, (ii) the word processing and delivery to the Underwriters of this Agreement, the Indenture and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities and the issuance and delivery of the Securities to the Underwriters, including any issue or other transfer taxes and any stamp or other taxes or duties payable in connection with the sale, issuance or delivery of the Securities to the Underwriters,

(iv) the fees and disbursements of the Transaction Entities’ legal counsel and accountants, (v) the qualification or exemption of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, (vi) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, any Permitted Free Writing Prospectus and the Prospectus and any amendments or supplements to any of the foregoing and any costs associated with electronic delivery of any of the foregoing, (vii) the fees and expenses of the Trustee, including the reasonable and actually incurred fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (viii) the filing fees incident to the review, if any, by FINRA of the terms of the sale of the Securities, (ix) all fees charged by any rating agencies for rating the Securities and all expenses and application fees incurred in connection with the approval of the Securities for clearance, settlement and book-entry transfer through DTC, and (x) the costs and expenses of the Transaction Entities and any of its officers, directors or counsel in connection with presentations or meetings undertaken in connection with the offering of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics and the production and hosting of any electronic road shows, fees and expenses of any consultants engaged in connection with road show presentations, and travel, lodging, transportation, and other expenses of the officers, directors or counsel of the Transaction Entities incurred in connection with any such presentations or meetings; provided, however, the Transaction Entities shall not bear or be responsible for any of the expenses of counsel to the Underwriters pursuant to this Section 4.

(b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 8 hereof, the Transaction Entities shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Transaction Entities contained in this Agreement, or in certificates signed by any officer of the Transaction Entities or any Subsidiary (whether signed on behalf of such officer, the Transaction Entities or such Subsidiary) delivered to the Representatives or counsel for the Underwriters, to the performance by the Transaction Entities of their covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Registration Statement and any post-effective amendments thereto shall have become effective, and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act or proceedings therefor initiated or, to the knowledge of the Transaction Entities, threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives and the Commission shall not have notified the Transaction Entities of any objection to the use of the form of the Registration Statement. The Prospectus shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) (without reliance upon Rule 424(b)(8)) and each Issuer Free Writing Prospectus required to be filed with the Commission shall have been filed in the manner and within the time period required by Rule 433, and, prior to the Closing Date, the Transaction Entities shall have provided copies thereof to the Representatives of such timely filings.

(b) Opinion of Counsel for Company. On the Closing Date, the Representatives shall have received the opinion, “negative assurance” letter and opinion as to certain tax matters, each dated as of the Closing Date, of O’Melveny & Myers LLP, counsel for the Transaction Entities, in form and substance reasonably satisfactory to the Representatives and their counsel, substantially similar to the forms attached as Exhibit D-1 and Exhibit D-2 hereto.

(c) Opinion of Maryland Counsel for Company. On the Closing Date, the Representatives shall have received the opinion, dated as of the Closing Date, of Venable LLP, special Maryland counsel for the Company, in form and substance reasonably satisfactory to the Representatives and their counsel, substantially similar to the form attached as Exhibit E hereto.

(d) Opinion of Counsel for Underwriters. On the Closing Date, the Representatives shall have received from Hunton & Williams LLP, counsel for the Underwriters, such opinion or opinions, dated as of the Closing Date, with respect to such matters as the Representatives may require, and the Transaction Entities shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(e) Officers’ Certificates. On the Closing Date, each Transaction Entity shall have furnished the Representatives a certificate, dated as of the Closing Date, of its or its general partner’s chief executive officer and chief financial officer in which such officers shall state that, to the best of their knowledge after reasonable investigation:

(i) the representations and warranties of the Transaction Entities in this Agreement (A) to the extent such representations and warranties are subject to qualifications and exceptions contained therein relating to materiality or Material Adverse Effect (as defined in the Agreement), are true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date, and (B) to the extent such representations and warranties are not subject to any qualifications or exceptions, are true and correct in all material respects as of the date hereof as if made on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct in all material respects as of such date;

(ii) the Transaction Entities have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date; and

(iii) since the respective dates as of which information is given in the Disclosure Package and the Prospectus, there has been no Material Adverse Effect, whether or not arising in the ordinary course of business.

(f) Indenture. At or prior to the Closing Time, each of the Transaction Entities and the Trustee shall have executed and delivered the Indenture.

(g) Accountant’s Comfort Letter. The Representatives shall have received a letter at the time of execution of this Agreement of Deloitte dated the date hereof and addressed to the

Representatives in the forms heretofore approved by the Representatives containing statements and information of the type ordinarily included in accountants’ “comfort letters” with respect to the financial statements and certain other financial information contained or incorporated within the Disclosure Package and the Prospectus.

(h) Bring-down Comfort Letter. On the Closing Date, the Representatives shall have received from Deloitte a letter, dated as of Closing Date and in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (g) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Date.

(i) No Downgrade. There shall not have occurred any downgrading in the rating of any debt securities of or guaranteed by the Company by any “nationally recognized statistical rating organization” (as defined by the Commission in Section 3(a)(62) of the Exchange Act) or any public announcement that any such organization has placed its rating on the Company or any such debt securities under surveillance or review or on a so-called “watch list” (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement by any such organization that the Company or any such debt securities has been placed on negative outlook.

(j) Additional Documents. At the Closing Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated and related proceedings, and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained herein; and all proceedings taken by the Transaction Entities in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives.

(k) Satisfaction of Underwriters’ Counsel. All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

(l) Waiver of Compliance. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder.

(m) Termination of Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by written notice to the Company at any time on or prior to the Closing Date and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and except that Sections 1, 6, 7, 10, 11, 12, 13, 14, 16, 17, 19, 20 and 21 hereof shall survive any such termination of this Agreement and remain in full force and effect.

SECTION 6. Indemnification and Contribution.

(a) The Transaction Entities, jointly and severally, will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, affiliates and agents and each person, if any, who controls such Underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, liabilities or expenses, joint or several, to which any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation or at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement (or any amendment thereto) Preliminary Prospectus Supplement, the Disclosure Package, the Prospectus, in each case as amended or supplemented, or any Supplemental Offering Materials, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (other than with respect to the Registration Statement and any amendments thereto, in the light of the circumstances under which they were made) not misleading, and will reimburse each indemnified party for any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such loss, claim, damage, liability, action or expense as such expenses are incurred; provided, however, that no Transaction Entity will be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with the Underwriter Content.

(b) Each Underwriter severally and not jointly will indemnify and hold harmless each Transaction Entity, its directors and officers and each person, if any, who controls the such Transaction Entity within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, liabilities or expenses to which any of them may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation or at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Prospectus Supplement, the Disclosure Package, the Prospectus, in each case as amended or supplemented, or any Supplemental Offering Materials, or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to any Transaction Entity by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by each indemnified party in connection with investigating or defending any such loss, claim, damage, liability, or expense as such expenses are incurred, it being understood and agreed that the only such information furnished on behalf of each of the Underwriters consists of the third paragraph, the third and fourth sentence of the sixth paragraph, the first sentence of the seventh paragraph, and the second sentence of the eighth paragraph appearing under the caption “Underwriting (Conflicts of Interest)” in the Prospectus (the “Underwriter Content”).

(c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under Section 6(a) or 6(b) above, notify, in writing, the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party under Section 6(a) or 6(b) above unless and to the extent such failure results in the forfeiture by the indemnifying party of material substantive rights and defenses. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party to represent the indemnified party and any others entitled to indemnification pursuant to Section 6 hereof, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to Section 6(a) hereof in respect to such action or proceeding, then, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for the indemnified parties. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action, (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party, and (iii) does not include any undertaking or obligation to act or to refrain from acting by the indemnified party. Notwithstanding the foregoing, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel (as specified in Section 6 hereof), such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by this Section 6(c) effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party (as specified in this Section 6(c)) all amounts reasonably owed in accordance with such request prior to the date of such settlement.

(d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under Section 6(a) or 6(b) above for any reason, then each indemnifying party (with respect to the Transaction Entities, jointly and severally) shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in Section 6(a) or 6(b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Transaction Entities on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Transaction Entities on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative benefits received by the Transaction Entities on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Transaction Entities bear to the total discounts and commissions received by the Underwriters under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Transaction Entities or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in the first sentence of this Section 6(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this Section 6(d). Notwithstanding the provisions of this Section 6(d), no Underwriter (except as may be provided in any agreement among Underwriters relating to the offering of the Securities) shall be required to contribute any amount in excess of the discount or commission applicable to the Securities purchased by such Underwriter hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 6(d) to contribute are several in proportion to their respective obligations and not joint. The Transaction Entities and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or another method of allocation that does not take account of the equitable considerations referred to above.

(e) The obligations of the Transaction Entities under this Section shall be in addition to any liability that the Transaction Entities may otherwise have and shall extend, upon the same terms and conditions, to each partner, member, director, officer, employee or agent of any Underwriter and any person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act; and the obligations of the Underwriters under this Section shall be in addition to any liability that the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of any Transaction Entity, to each officer and to each person, if any, who controls any Transaction Entity within the meaning of the Securities Act or the Exchange Act.

SECTION 7. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates signed by any officer of the Transaction Entities or any of the Subsidiaries (whether signed on behalf of such officer, the Transaction Entities or such subsidiary) and delivered to the Representatives or counsel to the Underwriters, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, any officer, director, employee, partner, member or agent of any Underwriter or any person controlling any Underwriter, or by or on behalf of the Transaction Entities, any officer, director or employee of the Transaction Entities or any person controlling the Transaction Entities, and shall survive delivery of and payment for the Securities.

SECTION 8. Termination of Agreement. The Representatives may terminate this Agreement only as to such Underwriter by written notice to the Company and the other Underwriters, as hereinafter specified at any time (i) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Transaction Entities and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in the Securities has been suspended or materially limited by the Commission or the NYSE, or if trading generally on the NYSE has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or in Europe, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

SECTION 9. Default by One or More of the Underwriters.

(a) If one or more of the Underwriters shall fail at the Closing Date to purchase the aggregate principal amount of Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 36 hours thereafter, to make arrangements satisfactory to the Company for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 36-hour period, then:

(i) if the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of Securities, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount of such Defaulted Securities in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters; or

(ii) if the number of Defaulted Securities exceeds 10% of the aggregate principal amount of Securities, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or any Transaction Entity.

No action taken pursuant to this Section 9 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, the Representatives shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 9.

SECTION 10. Notices.

(a) All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives, c/o Wells Fargo Securities, LLC, 550 South Tryon Street, Charlotte, NC 28202, Attention: Transaction Management, Facsimile: 704-410-0326; J.P. Morgan Securities, LLC, 383 Madison Avenue, New York, New York 10179, Attention: Transaction Management; and Jefferies LLC, 520 Madison Avenue, New York, New York 10022, Attention: General Counsel; with a copy to (which shall not constitute notice) Hunton & Williams LLP, Riverfront Plaza, East Tower, 951 East Byrd Street, Richmond, Virginia 23219, Facsimile: (804) 343-4833, Attention: S. Gregory Cope, Esq.; or, if sent to the Transaction Entities, will be mailed, delivered or telegraphed and confirmed to Healthcare Trust of America, Inc., 925 16435 North Scottsdale Road, Suite 320, Scottsdale, Arizona, 85254, Facsimile: (480) 991-0755, Attention: Scott D. Peters, Chief Executive Officer, with a copy to (which shall not constitute notice) O’Melveny & Myers LLP, Two Embarcadero Center, 28th Floor, San Francisco, California 94111, Facsimile: (415) 984-8701, Attention: Peter T. Healy, Esq.; provided, however, that any notice to an Underwriter pursuant to Section 6 hereof will be mailed, delivered or telegraphed and confirmed to the Representatives at the addresses set forth on Schedule A hereto.

(b) Representation of Underwriters. The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives will be binding upon all the Underwriters.

(c) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 11. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Transaction Entities and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Transaction Entities and their respective successors and the controlling persons and other indemnified parties referred to in Section 6 and their successors, heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Transaction Entities and their respective successors, and said controlling persons and other indemnified parties and their successors, heirs and legal representatives, and for the benefit of no other person or entity. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 12. Governing Law and Time. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions (other than Section 5-1401 of the New York General Obligations Law). Except as otherwise expressly set forth herein, specified times of day refer to New York city time.

SECTION 13. Effect of Headings. The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

SECTION 14. Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

“Commission” means the United States Securities and Exchange Commission.

“DTC” means The Depository Trust Company.

“EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval System.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Act Regulations” means the rules and regulations of the Commission under the Exchange Act.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“FINRA” means the Financial Industry Regulatory Authority, Inc. or the National Association of Securities Dealers, Inc., or both, as the context shall require.

“GAAP” means U.S. generally accepted accounting principles.

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Exhibit C hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Lien” means any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

“NYSE” means the New York Stock Exchange.

“OFAC” means the Office of Foreign Assets Control of the U.S. Treasury Department.

“Organizational Documents” means (a) in the case of a corporation, its charter and by-laws; (b) in the case of a limited or general partnership, its partnership certificate, certificate of formation or similar organizational document and its partnership agreement; (c) in the case of a limited liability company, its articles of organization, certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement; (d) in the case of a trust, its certificate of trust, certificate of formation or similar organizational document and its trust agreement or other similar agreement; and (e) in the case of any other entity, the organizational and governing documents of such entity.

“PCAOB” means the Public Company Accounting Oversight Board (United States).

“Registration Statement” means the Company’s registration statement on Form S-3 (Registration No. 333-196693) as amended (if applicable), including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act and the Rule 430B Information; provided that any Rule 430B Information shall be deemed part of the Registration Statement only from and after the time specified pursuant to Rule 430B.

“Repayment Event” means any event or condition which, either immediately or with notice or passage of time or both, (i) gives the holder of any bond, note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Transaction Entities or any subsidiary of the Transaction Entities, or (ii) gives any counterparty (or any person acting on such counterparty’s behalf) under any swap agreement, hedging agreement or similar agreement or instrument to which the Transaction Entities or any subsidiary of the Transaction Entities are a party the right to liquidate or accelerate the payment obligations or designate an early termination date under such agreement or instrument, as the case may be.

“Rule 163,” “Rule 164,” “Rule 172,” “Rule 173,” “Rule 401,” “Rule 405,” “Rule 424(b)” “Rule 430A,” “Rule 430B,”
“Rule 433(g)” and “Rule 462(b)” refer to such rules under the Securities Act.

“Rule 430B Information” means the information included in any preliminary prospectus or the Prospectus or any amendment or supplement to any of the foregoing that was omitted from the Registration Statement at the time it first became effective but is deemed to be part of and included in the Registration Statement pursuant to Rule 430B.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Act Regulations” means the rules and regulations of the Commission under the Securities Act.

All references in this Agreement to the Registration Statement, the any preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the version thereof filed with the Commission pursuant to EDGAR and all versions thereof delivered (physically or electronically) to the Representatives or the Underwriters.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by Securities Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Exchange Act which is incorporated by reference in or otherwise deemed by Securities Act Regulations to be a part of or included in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

SECTION 15. Permitted Free Writing Prospectuses. The Transaction Entities represent, warrant and agree that they have not made and, unless they obtain the prior written consent of the Representatives, will not make, and each Underwriter, severally and not jointly, represents, warrants and agrees that it has not made and, unless it obtains the prior written consent of the Transaction Entities and the Representatives, it will not make, any offer relating to the Securities that constitutes or would constitute an “issuer free writing prospectus” (as defined in Rule 433) or that otherwise constitutes or would constitute a “free writing prospectus” (as defined in Rule 405) or portion thereof required, in the case of any Underwriters, to be filed with the Commission or, in the case of the Transaction Entities, whether or not required to be filed with the Commission; provided that the prior written consent of the Transaction Entities and the Representatives shall be deemed to have been given in respect of the Issuer General Use Free Writing Prospectuses, if any, listed on Exhibit C hereto and to any electronic road show in the form previously provided by the Transaction Entities to and approved by the Representatives. Any such free writing prospectus consented to or deemed to have been consented to as aforesaid is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Transaction Entities represent, warrant and agree that they have treated and will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit C hereto are Permitted Free Writing Prospectuses.

SECTION 16. Absence of Fiduciary Relationship. The Transaction Entities acknowledges and agrees that:

(a) each of the Underwriters is acting solely as an underwriter in connection with the sale of the Securities and no fiduciary, advisory or agency relationship between the Transaction Entities, on the one hand, and any of the Underwriters, on the other hand, has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not any of the Underwriters has advised or is advising the Transaction Entities on other matters;

(b) the public offering price of the Securities and the price to be paid by the Underwriters for the Securities set forth in this Agreement were established by the Transaction Entities following discussions and arms-length negotiations with the Representatives;

(c) they are capable of evaluating and understanding, and understand and accept, the terms, risks and conditions of the transactions contemplated by this Agreement;

(d) they are aware that the Underwriters and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Transaction Entities and that none of the Underwriters has any obligation to disclose such interests and transactions to the Transaction Entities by virtue of any fiduciary, advisory or agency relationship or otherwise; and

(e) they waive, to the fullest extent permitted by law, any claims they may have against any of the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that none of the Underwriters shall have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Transaction Entities or any stockholders, employees or creditors of Transaction Entities.

SECTION 17. Research Analyst Independence. The Transaction Entities acknowledge that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. To the extent it is not a violation of public policy or applicable law, the Transaction Entities hereby waive and release any claims that the Transaction Entities may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Transaction Entities by such Underwriters’ investment banking divisions. The Transaction Entities acknowledge that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the Company and any other companies that may be the subject of the transactions contemplated by this Agreement.

SECTION 18. Consent to Jurisdiction. Each party hereby submits to the non-exclusive jurisdiction of any U.S. federal or state court located in the Borough of Manhattan, the City and County of New York in any action, suit or proceeding arising out of or relating to or based upon this Agreement or any of the transactions contemplated hereby, and each party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding in any such court arising out of or relating to this Agreement or the transactions contemplated hereby and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding has been brought in an inconvenient forum.

SECTION 19. USA PATRIOT Act. In accordance with the requirements of the USA PATRIOT Act (Title III of Pub. L. 107 56 (signed into law October 26, 2001), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

SECTION 20. Trial by Jury. Each of the parties hereby (on its behalf and, to the extent permitted by applicable law, on behalf of its partners, stockholders, members, and affiliates) hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated thereby.

SECTION 21. Waiver of Immunity. With respect to any action, suit or proceeding arising out of or relating to or based upon this Agreement or any of the transactions contemplated hereby, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled, and with respect to any such action, suit or proceeding, each party waives any such immunity in any court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such action, suit or proceeding, including, without limitation, any immunity pursuant to the U.S. Foreign Sovereign Immunities Act of 1976, as amended.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof; whereupon it will become a binding agreement between the Operating Partnership, the Company and the several Underwriters in accordance with its terms.

Very truly yours,

HEALTHCARE TRUST OF AMERICA HOLDINGS, LP

By:	Healthcare Trust of America, Inc., its general partner

By:	/s/ Kellie S. Pruitt
	Name:	Kellie S. Pruitt
	Title:	Chief Financial Officer, Secretary and Treasurer

HEALTHCARE TRUST OF AMERICA, INC.

By:	/s/ Kellie S. Pruitt
	Name:	Kellie S. Pruitt
	Title:	Chief Financial Officer, Secretary and Treasurer

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

WELLS FARGO SECURITIES, LLC

By:	/s/ Teresa Hee
	Name:	Teresa Hee
	Title:	Managing Director

J.P. MORGAN SECURITIES LLC

By:	/s/ Som Bhattacharyya
	Name:	Som Bhattacharyya
	Title:	Vice President

JEFFERIES LLC

By:	/s/ Stephen J. Anderson
	Name:	Stephen J. Anderson
	Title:	Managing Director

For themselves and the other several Underwriters named in Exhibit A.

EXHIBIT A

Name of Underwriter	Principal Amount of Securities

Wells Fargo Securities, LLC	$64,500,000
J.P. Morgan Securities LLC	$64,500,000
Jefferies LLC	$64,500,000
U.S. Bancorp Investments, Inc.	$52,500,000
BBVA Securities Inc.	$9,000,000
BMO Capital Markets Corp.	$9,000,000
Capital One Securities, Inc.	$9,000,000
Fifth Third Securities	$9,000,000
Regions Securities LLC	$9,000,000
Scotia Capital (USA) Inc.	$9,000,000

Total	$300,000,000

Schedule A to Exhibit A

Schedule A

Representatives’ Addresses

Wells Fargo Securities, LLC

550 South Tryon Street

Charlotte, North Carolina 28202

J.P. Morgan Securities, LLC

383 Madison Avenue

New York, New York 10179

Jefferies LLC

520 Madison Avenue

New York, New York 10022

Schedule A to Exhibit A

Schedule B

1. The purchase price per $2,000 principal amount to be paid by the Underwriters for the Securities shall be 98.58% of the principal amount thereof, plus accrued interest, if any.

Schedule B to Exhibit A

Schedule C

(See Attached)

Schedule C to Exhibit A

EXHIBIT B

FORM OF PRICING TERM SHEET

SEE SCHEDULE C TO EXHIBIT A

Exhibit B

EXHIBIT C

ISSUER GENERAL USE FREE WRITING PROSPECTUS

1.	Pricing Term Sheet containing the terms of the Securities, substantially in the form of Exhibit B hereto.

Exhibit C

EXHIBIT D-1

OPINION OF O’MELVENY & MYERS LLP

See attached.

Exhibit D-1

EXHIBIT D-2

TAX OPINION OF O’MELVENY & MYERS LLP

See attached.

D-2

EXHIBIT E

OPINION OF VENABLE LLP

See attached.

Exhibit E